Exhibit 3.9

Delaware

The First State

I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED ARE TRUE AND CORRECT COPIES OF ALL DOCUMENTS ON FILE OF “NORAMPAC HOLDING US INC.” AS RECEIVED AND FILED IN THIS OFFICE.

THE FOLLOWING DOCUMENTS HAVE BEEN CERTIFIED:

CERTIFICATE OF INCORPORATION, FILED THE NINTH DAY OF MAY, A.D. 2001, AT 9 O’CLOCK A.M.

AND I DO HEREBY FURTHER CERTIFY THAT THE AFORESAID CERTIFICATES ARE THE ONLY CERTIFICATES ON RECORD OF THE AFORESAID CORPORATION.

/s/Harriett Smith Windsor
Harriett Smith Windsor, Secretary of State

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 0:900 AM 05/09/2001
010223765 – 3390024

CERTIFICATE OF INCORPORATION

OF

NORAMPAC HOLDING US INC.

THE UNDERSIGNED, in order to form a corporation under and pursuant to the General Corporation Law of the State of Delaware, does hereby certify as follows:

FIRST:   The name of the Corporation is Norampac Holding US Inc.

SECOND:   The registered office of the Corporation in the State of Delaware is at 1209 Orange Street, Wilmington, County of New Castle, Delaware 19801, and its registered agent at such address is The Corporation Trust Company.

THIRD:   The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

FOURTH:  The total number of shares of stock which the Corporation is authorized to issue is one thousand (1000) shares of Common Stock, with no par value, all of which shall be of the same class.  Each holder thereof shall be entitled to one vote at all meetings of stockholders for each share of such stock standing in his name on the books of the Corporation on the record date fixed for such meeting.

FIFTH:  The name and mailing address of the Incorporator is

Sandy K. Feldman, Esq.
Feldman & Associates
10 East 40th Street
New York, New York 10016

SIXTH:  A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except as otherwise provided by the Delaware General Corporation Law as the same exists or may hereafter be amended.

SEVENTH:  The stockholders, or the Board of Directors of the Corporation without the assent or vote of the stockholders, shall have the power to adopt, alter, amend or repeal the By-Laws of the Corporation.

EIGHTH:  The Corporation reserves the right to amend, alter, change or repeal any provisions set forth in this Certificate of Incorporation in the manner now or hereafter prescribed by law.

IN WITNESS WHEREOF, I have hereunto set my hand this 9th day of May, 2001.

/s/ Sandy K. Feldman
Sandy K. Feldman
Sole Incorporator